Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196886

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 14 DATED FEBRUARY 1, 2017
TO THE PROSPECTUS DATED APRIL 1, 2016

This supplement No. 14 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 14 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose our recent share pricing information.

Recent Share Pricing Information
Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from January 1 to January 31, 2017, for each of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I	Class M-I	Class D (1)
January 3, 2017	$11.23	$11.26	$11.26	$11.27	$11.25
January 4, 2017	$11.23	$11.26	$11.26	$11.27	$11.25
January 5, 2017	$11.23	$11.26	$11.26	$11.27	$11.25
January 6, 2017	$11.23	$11.26	$11.26	$11.27	$11.25
January 9, 2017	$11.23	$11.26	$11.27	$11.27	$11.26
January 10, 2017	$11.23	$11.26	$11.27	$11.27	$11.26
January 11, 2017	$11.23	$11.27	$11.27	$11.27	$11.26
January 12, 2017	$11.23	$11.27	$11.27	$11.28	$11.26
January 13, 2017	$11.25	$11.28	$11.29	$11.29	$11.28
January 17, 2017	$11.25	$11.29	$11.29	$11.29	$11.28
January 18, 2017	$11.25	$11.29	$11.29	$11.30	$11.28
January 19, 2017	$11.25	$11.29	$11.29	$11.30	$11.28
January 20, 2017	$11.25	$11.29	$11.29	$11.30	$11.28
January 23, 2017	$11.26	$11.30	$11.30	$11.31	$11.29
January 24, 2017	$11.26	$11.30	$11.30	$11.31	$11.29
January 25, 2017	$11.26	$11.30	$11.30	$11.31	$11.29
January 26, 2017	$11.26	$11.30	$11.31	$11.31	$11.30
January 27, 2017	$11.26	$11.30	$11.30	$11.31	$11.30
January 30, 2017	$11.27	$11.30	$11.31	$11.31	$11.30
January 31, 2017	$11.27	$11.31	$11.31	$11.32	$11.30

(1)	Shares of Class D common stock are currently being offered pursuant to a private placement offering.
Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each public offered share class, is posted on our website, www.JLLIPT.com, and made available on our toll-free, automated telephone line, (855) 652-0277.